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                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form S-6 (Registration No. 333-06071) (the "Registration Statement") of our report dated February 12, 1999, relating to the financial statements of MONY America Variable Account L -- Corporate Sponsored Variable Universal Life, which appears in such Prospectus. We also consent to the reference to us under the headings "Independent Accountants" and "Financial Statements" in such Prospectus.



PricewaterhouseCoopers LLP



New York, New York


March 1, 1999